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                      MINNESOTA MUTUAL VARIABLE ANNUITY ACCOUNT
                               VOYAGEUR HARBOUR ANNUITY
                         MONEY MARKET SEGREGATED SUB-ACCOUNT
                               PERFORMANCE CALCULATIONS

SIMPLE YIELD CALCULATION

Simple yields are computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one accumulation unit of the Money Market sub-account at the beginning of the most recent seven calendar day period, subtracting a hypothetical charge reflecting deductions from contractowner accounts, and dividing the difference by the value of the account at the beginning of the seven day period to determine the base period return, and multiplying the base period return by 365/7. The simple yield for the Money Market segregated sub-account at December 31, 1995 is calculated as follows:


                   [(1.000707 - 1.00000)/1.000000] * 365 = 3.75%
                   -------------------------------   ---
                                  7


EFFECTIVE YIELD CALCULATION

Effective yields are computed by determining the net change, exclusive of capital changes, in the value of a hypothetical pre-existing account having a balance of one accumulation unit of the Money Market sub-account at the beginning of the most recent seven calendar day period, subtracting a hypothetical charge reflecting deductions from contractowner accounts, and dividing the difference by the value of the account at the beginning of the seven day period to determine the base period return, and then compounding the based period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result. Effective yield calculation for the Money Market segregated sub-account at December 31, 1995 is calculated as follows:

                                               365/7
    ([(1.000707 - 1.00000)/1.000000] + 1.000000)     - 1.000000 = 3.75%

TOTAL RETURN CALCULATIONS

Total return is the percentage change between the offering price of one accumulation unit at the beginning of a period and the redeemable value of that accumulation unit at the end of a period. A data base file is kept and updated monthly with respect to accumulation unit values. From this data base file, total return can be calculated for any specified number of periods since the underlying mutual fund portfolio's date of inception. The contracts offered by this prospectus will first become available for sale on February 1,

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1997.  The performance figures shown reflect the historical results that would have been achieved had the contract been in existence since the inception of the MIMLIC Series Fund, Inc. - Money Market Portfolio.

CUMULATIVE TOTAL RETURN

Cumulative total return is based on an initial $1,000 investment made on December 3, 1985. Using the accumulation unit value information attached, the cumulative total return for each type of Voyageur Harbour Annuity Contract without consideration of the contingent deferred sales charge at December 31, 1995 is as follows:

                    ENDING REDEEMABLE VALUE - INITIAL AMOUNT INVESTED
  CUMULATIVE    =   ------------------------------------------------- *  100
  TOTAL RETURN                 INITIAL AMOUNT INVESTED

Cumulative total return for the period from December 3, 1985 to December 31, 1995 is as follows:

                             1,237.11 - 1,000.00
                             --------------------  *  100  = 23.71%
                                  1,000.00

AVERAGE ANNUAL TOTAL RETURN

In accordance with the SEC, average annual total return (T) allocates equal value among each period (N) by comparing the initial amount invested (P) to the ending redeemable value (ERV). The formula prescribed by the SEC is as follows:

                                           N
                                  P[(1 + T) ] = ERV

Average annual total return for the ten year period ended December 31, 1995 (with and without consideration of the contingent deferred sales charge) is as follows:

VOYAGEUR HARBOUR ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                2.58
          $1,000.00 [(1 + .0601)    ] = $1,162.79       T = 6.01%


VOYAGEUR HARBOUR ANNUITY CONTRACT - WITHOUT DEFERRED SALES CHARGE

                                2.58
          $1,000.00 [(1 + .0859)     ] = $1,237.71       T = 8.59%

Average annual total return for the five year period ended December 31, 1995 (with and without consideration of the contingent deferred sales charge) is as follows:


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VOYAGEUR HARBOUR ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                2.58
          $1,000.00 [(1 + .0601)    ] = $1,162.79       T = 6.01%

VOYAGEUR HARBOUR ANNUITY CONTRACT - WITHOUT DEFERRED SALES CHARGE

                                2.58
          $1,000.00 [(1 + .0859)    ] = $1,237.71       T = 8.59%

Average annual total return for the one year ended December 31, 1995 (with and without consideration of the contingent deferred sales charge) is as follows:

VOYAGEUR HARBOUR ANNUITY CONTRACT - INCLUDING DEFERRED SALES CHARGE

                                2.58
          $1,000.00 [(1 + .0601)    ] = $1,162.79       T = 6.01%

VOYAGEUR HARBOUR ANNUITY CONTRACT - WITHOUT DEFERRED SALES CHARGE

                                2.58
          $1,000.00 [(1 + .0859)    ] = $1,237.71       T = 8.59%

The following information is used in the total return calculations:

                                            Accumulation
                   Date                      unit value
                   ----                     ------------

                 05/03/85                   $ 1.000000
                 12/31/85                     1.004536
                 12/31/90                     1.300019
                 12/31/94                     1.425453
                 12/31/95                     1.482104